EXHIBIT 22

                            MEDICAL INNOVATIONS, INC.

                              LIST OF SUBSIDIARIES

The Great Eastern Nursing Corp. - incorporated in Texas(1)
Nurses PRN of Virginia, Inc. - incorporated in Texas(1)
Medical Innovations (Texas), Inc. - incorporated in Texas(1)
Medical Innovations, Inc. of New Jersey - incorporated in Delaware(1) Medical Innovations of Virginia, Inc. - incorporated in Texas(1)
Physician's Visiting Nurse Service, Inc. - incorporated in Texas(2) Nursing Innovations, Inc. - incorporated in Texas(1)
Desert Corporation - incorporated in Nevada(3)
Home Health Associates, Inc. - incorporated in Nevada(4)
Home Care Management Corporation - incorporated in Nevada(5)
PRN Home Health Care, Inc. - incorporated in Nevada(6)
Southern Nevada Hospice, Inc. - incorporated in Nevada(7)
Nevada Home Care Partners, Inc. - incorporated in Nevada(8)

(1)Does business as "Medical Innovations"
(2)Does business as "Physician's Visiting Nurse Service"
(3)Does business as "PRN Extended Care"
(4)Does business as "Home Health Associates"
(5)Does business as "Home Care Management"
(6)Does business as "PRN Extended Care"
(7)Does business as "PRN Home Hospice"
(8)Does business as "Charleston Home Health Care"